EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Ownership	State of Incorporation

First Clover Leaf Bank	100%	Federal

SUBSIDIARIES OF FIRST CLOVER LEAF BANK

Subsidiary	Ownership	State of Incorporation

Clover Leaf Financial Services	100%	Illinois